Ex. 5.1 and 23.2

ALEX & GAXIOLA, P.C.
ATTORNEYS AT LAW
ANDREW R. ALEX		1717 EAST BELL ROAD, SUITE ONE
RICHARD GAXIOLA		PHOENIX, AZ 85022
Telephone(602) 971-1775
OF COUNSEL		Facsimile(602) 867-7833
WilLIAM F.DORAN'

* ADMITTED IN ARIZONA AND MICHIGAN

August 28, 2008

Gus Williams, President

New World Motorsports, Inc.

Re:

New World Motorsports, Registration Statement on form S-1 including amendments dated August 4, 2008 and August 28, 2008

Dear Mr. Williams:

I have acted as counsel for New World Motorsports, Inc., a Washington corporation (the “Company”), in connection with the preparation of the registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offering of 8,000,000 shares of the Company’s common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement dated May 19, 2008 and the amended Registration Statement dated August 4, 2008 and the second amended Registration Statement dated August 28, 2008; (b) the Company’s Articles of Incorporation; (c) the Company’s Bylaws; (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion expressed.

Based on the foregoing, I am of the opinion that the common stock to be sold by the Company will be validly issued, fully paid and non-assessable when issued by the Company as described in the Registration Statement. This opinion is based on Washington general corporate law, which includes statutory provisions, all applicable provisions of the Washington Constitution and reported judicial decisions interpreting these laws.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and any references to myself under the caption “Interests of Named Experts and Counsel” in the Registration Statement.

Very truly yours,

/s/ William F. Doran

William F. Doran